Exhibit 10.7(a)

PLEXUS CORP.

BOARD OF DIRECTORS AND COMMITTEE COMPENSATION

BOARD MEMBERS

Annual Retainer	$55,000.00 USD

Chairman of the Board Fee	$75,000.00 USD

Meeting Attendance Fee (in person)	$2,000.00 USD

Meeting Attendance Fee (not in person)	$1,000.00 USD

COMMITTEE MEMBERS

(AUDIT, COMPENSATION/LEADERSHIP DEVELOPMENT,

AND NOMINATING/CORPORATE GOVERNANCE)

Comp/LD Committee Chairperson Fee (annual)	$12,500.00 USD

Nominating/CG Committee Chairperson Fee (annual)	$10,000.00 USD

Audit Committee Chairperson Fee (annual)	$15,000.00 USD

Committee Member Meeting Attendance Fee (in person)	$1,500.00 USD

Committee Member Meeting Attendance Fee (not in person)	$750.00 USD

DIRECTOR EQUITY COMPENSATION

Board members will receive equity compensation as may be approved and in accordance with Plexus’ equity compensation plans.

EDUCATIONAL EXPENSE REIMBURSMENT

Plexus will reimburse each director for the out-of-pocket cost associated with one educational seminar per year that is designed to educate directors on their obligations as directors, best practices in corporate governance, or the skills necessary to be more effective directors. A list of qualifying seminars will be maintained by the General Counsel. Approved educational expenses will be reported to the Nominating and Corporate Governance Committee annually.

OTHER COMPENSATION FOR SERVICE AS A DIRECTOR

A director may be asked by the Chairman or CEO to attend or participate in meetings or events outside of Board or Committee meetings in his or her capacity as a director to perform one or more of the duties of directors under the Company’s Corporate Governance Guidelines, such as orientations or meetings with Company personnel or third parties. Directors will be entitled to $500 (if present telephonically) and $1,000 (if present in person) for each such meeting or event. Such fees will be reported to the Nominating and Corporate Governance Committee annually.

TRAVEL EXPENSE REIMBURSEMENT

All directors will receive reimbursement for reasonable out-of-pocket travel expenses (e.g. airfare, hotel, rental car and meals) incurred in connection with meetings and the above activities upon providing receipts and a completed expense reimbursement form.

FEE AND REIMBURSEMENT PAYMENT

All fees and expense reimbursements will be paid by Plexus quarterly, typically at the time of quarterly Board meetings.